UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2011

AMERIGON INCORPORATED

(Exact name of registrant as specified in its charter)

Michigan	0-21810	95-4318554
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

21680 Haggerty Road, Ste. 101, Northville, MI	48167
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (248) 504-0500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the follow provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 250.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Placement Agency Agreement

On March 30, 2011, Amerigon Incorporated (“Amerigon”) entered into a Placement Agency Agreement (the “Placement Agency Agreement”) with Roth Capital Partners, LLC (the “Placement Agent”), pursuant to which the Placement Agent agreed to act as exclusive placement agent on a “reasonable best efforts” basis in connection with the offering (the “Offering”) of (i) up to 7,000 shares of the Company’s Series C 8% Convertible Preferred Stock, without par value but with a stated value of $10,000 per share (the “Preferred Shares”), convertible into shares of the Company’s Common Stock, without par value (the “Common Stock”, as issued upon conversion of the Preferred Shares, the “Conversion Shares”, and as used to pay dividends on the Preferred Shares, the “Dividend Shares”), (ii) warrants to purchase up to 1,125,000 shares of Common Stock, which warrants are issuable only upon the occurrence of certain conditions (the “Warrants”, with the underlying Common Stock being referred to as the “Warrant Shares”), (iii) the Conversion Shares, (iv) the Dividend Shares, and (v) the Warrant Shares (collectively, with the Preferred Shares, the Warrants, the Conversion Shares and the Dividend Shares, the “Securities”). Proceeds from the Offering are being placed in an escrow account at a third party financial institution (the “Escrow Account”) pending the consummation or termination of the acquisition (the “Acquisition”) which is discussed in Amerigon’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 28, 2011 (which is incorporated herein by reference). Amerigon has agreed to pay the Placement Agent an aggregate fee equal to 3% of the gross proceeds from the sale of the Securities in the Offering upon the closing of the Offering and an additional 3% of such gross proceeds upon the release of funds from the Escrow Account for use in closing the Acquisition.

The Placement Agency Agreement contains customary representations, warranties, and agreements by Amerigon, and customary conditions to closing, indemnification obligations of Amerigon and the Placement Agent, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties, and termination provisions. The representations, warranties and covenants contained in the Placement Agency Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties. A copy of the Placement Agency Agreement is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K, and the above description of the material terms of the Placement Agency Agreement is qualified in its entirety by reference to such exhibit, which is incorporated herein by reference.

Securities Purchase Agreement

Also on March 30, 2011, Amerigon and certain institutional investors, the largest of which were funds managed by affiliates of Goldman Sachs Asset Management, L.P., entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”), pursuant to which Amerigon agreed to sell to such investors the 7,000 Preferred Shares for gross proceeds of $70,000,000. Pursuant to the Securities Purchase Agreement, Amerigon will be required to issue the Warrants to the investors in the Preferred Shares granting such investors the right to purchase an aggregate of 1,125,000 shares of Common Stock, at an initial exercise price of $13.50 per share (subject to adjustment in connection with certain capital events, such as stock splits or consolidations), if the Acquisition is not completed by July 1, 2011 (which date may be extended, subject to certain conditions). The Warrants would have a term of five years and, subject to certain conditions, may be exercised in whole or in part through a cashless exercise. The terms of the Warrants also include limitations on the number of shares of Common Stock that may be acquired by a holder upon any exercise of such warrants. The representations, warranties and covenants contained in the Securities Purchase Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

The terms and conditions of the Preferred Shares, including the underlying Conversion Shares, Dividend Shares, the Warrants and the Warrant Shares, are governed by the Certified Resolution of the Board of Directors of Amerigon Incorporated Establishing and Designating the Relative Rights and Preferences of Series C 8% Convertible Preferred Stock (the “Certificate of Designations”), as described in Item 5.03 below. The closing of the Offering and the transactions contemplated by the Securities Purchase Agreement is expected to take place no later than April 1, 2011, subject to the satisfaction of customary closing conditions. A copy of the Securities Purchase Agreement and form of Warrant is attached hereto as Exhibit 10.2 and Exhibit 4.1 to this Current Report on Form 8-K, respectively, and the above description of the material terms of the Securities Purchase Agreement and the Warrants is qualified in its entirety by reference to such exhibits, which are incorporated herein by reference.

The Offering is being made pursuant to a prospectus supplement dated March 30, 2011 (the “Prospectus Supplement”) and an accompanying prospectus (the “Base Prospectus”) under Amerigon’s shelf registration statement on Form S-3 (File No. 333-171787) that was filed with the Securities and Exchange Commission (the “SEC”) on January 20, 2011, and declared effective by the SEC on January 28, 2011.

The foregoing description of the Offering by Amerigon and the documentation related thereto does not purport to be complete and is qualified in its entirety by reference to the referenced exhibits. The information contained herein is not an offer to sell or the solicitation of an offer to purchase the Securities. Amerigon’s offer to sell the Securities is set forth in the Prospectus Supplement to the Base Prospectus.

Lock-up Agreements

In connection with the transactions contemplated by the Placement Agency Agreement and the Securities Purchase Agreement, Amerigon on the one hand, and the members of Amerigon’s Board of Directors and certain of its management, on the other hand, have agreed, subject to certain exceptions, for a period of 90 days after the date that the proceeds of the Offering are released from the Escrow Account to complete the Acquisition, not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of, directly or indirectly any shares of Common Stock or any securities convertible into or exchangeable for our Common Stock either owned as of the date hereof or thereafter acquired. A copy of the form of Lock-up Agreement is attached hereto as Exhibit 10.3 to this Current Report on Form 8-K, and the above description of the material terms of the form of Lock-up Agreement is qualified in its entirety by reference to such exhibit, which is incorporated herein by reference.

Credit Facility

On March 30, 2011 Amerigon, together with its subsidiary Amerigon Europe GmbH (“Amerigon Europe”) entered into a Credit Agreement (the “Credit Agreement”) with the Lenders party thereto, Bank of America, N.A., as Administrative Agent (the “Agent”), Swing Line Lender and L/C Issuer, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as sole lead arranger and sole book manager.

The Credit Agreement provides for a $25 million secured revolving credit facility and a $35 million secured term loan facility for Amerigon and a $33 million secured term loan facility for Amerigon Europe. Proceeds of the term loans and a portion of the revolving loans will be used to fund a portion of the consideration for the Acquisition. All obligations under the Credit Agreement are unconditionally guaranteed by Amerigon’s subsidiary, BSST LLC, and Amerigon’s indirect subsidiary, ZT Plus, LLC. Additionally, Amerigon is responsible for all obligations of Amerigon Europe under the Credit Agreement (but Amerigon Europe is not responsible for the obligations of Amerigon).

Loans under the Credit Agreement bear interest at either the Base Rate or the Eurocurrency Rate (each as defined in the Credit Agreement), plus a margin for Base Rate loans ranging from 1.50% to 2.25% or a margin for Eurocurrency Rate loans ranging from 2.50% and 3.25%, increasing as Consolidated Total Leverage Ratio (as defined in the Credit Agreement) of Amerigon and its subsidiaries increases. Amerigon and Amerigon Europe’s obligations under the Credit Agreement are secured by a security interest in substantially all of Amerigon, ZT Plus, LLC and BSST LCC’s personal property, and including the stock and membership interests of Amerigon’s subsidiaries (limited to 66% of the stock in the case of certain non-U.S. subsidiaries).

The Credit Agreement contains customary affirmative and negative covenants that will prohibit or limit the ability of Amerigon to, among other things, incur additional indebtedness, create liens, pay dividends, make certain types of investments, enter into certain types of transactions with affiliates, make certain capital expenditures, sell assets, merge with other companies or enter into certain other transactions outside the ordinary course of business. The Credit Agreement also requires compliance with certain financial covenants. The Credit Agreement additionally contains customary events of default, including, but not limited to: (a) non-payment of amounts due; (b) material breach of representations, warranties or covenants under the Credit Agreement or the documents pertaining thereto; (c) cross-default provisions relating to other indebtedness obligations; (d) judgments or attachments against property; (e) bankruptcy or similar proceedings or insolvency; or (f) certain changes in control. Upon the occurrence of an event of default, the amounts outstanding under the credit facility may be accelerated and may become immediately due and payable.

A copy of the Credit Agreement is attached hereto as Exhibit 10.4 to this Current Report on Form 8-K, and the above description of the material terms of the Credit Agreement is qualified in its entirety by reference to such exhibit, which is incorporated herein by reference.

Security Agreement

On March 30, 2011, Amerigon, Amerigon Europe, BSST LLC and ZT Plus, LLC entered into a Pledge and Security Agreement (the “Security Agreement”) in favor of the Agent for the Secured Parties. Pursuant to the Security Agreement, each of Amerigon, Amerigon Europe, BSST LLC and ZT Plus, LLC granted the Agent a security interest in substantially all of their personal property to secure their respective obligations under the Credit Agreement. The Security Agreement is subject to customary covenants regulating or restricting, among other things, preservation and use of collateral and changes of name or other corporate information, and grants the Agent customary rights and remedies following the occurrence of an Event of Default under the Credit Agreement.

A copy of the Security Agreement is attached hereto as Exhibit 10.5 to this Current Report on Form 8-K, and the above description of the material terms of the Security Agreement is qualified in its entirety by reference to such exhibit, which is incorporated herein by reference.

Guaranty Agreement

On March 30, 2011, Amerigon and Amerigon Europe executed in favor of Banc of America Securities Limited, in its capacity as administrative agent for each of the Lender Parties (the “WET Agent”), a Parent Guaranty (the “Guaranty”). Pursuant to the Parent Guaranty Amerigon and Amerigon Europe guaranteed repayment of amounts owing by W.E.T. Automotive Systems AG, a German stock corporation, and W.E.T. Automotive Systems Ltd., a Canadian corporation (collectively, the “WET Borrowers”) under a Credit Agreement (the “WET Credit Agreement”) dated March 30, 2011 between the Borrowers, the WET Agent, and certain other parties thereto providing for a term loan and revolving loans totaling EUR40 million. Pursuant to the Parent Guaranty, Amerigon and Amerigon Europe unconditionally guaranteed the obligations of the WET Borrowers under the WET Credit Agreement. While the WET Borrowers are not permitted to borrow under the revolver or the term loan until after the Acquisition has closed, the Parent Guaranty is effective immediately and covers fees, costs and other amounts for which the WET Borrowers may be liable under the WET Credit Agreement.

A copy of the Parent Guaranty is attached hereto as Exhibit 10.6 to this Current Report on Form 8-K, and the above description of the material terms of the Parent Guaranty is qualified in its entirety by reference to such exhibit, which is incorporated herein by reference.

Subordination Agreement

On March 30, 2011 Amerigon, the Agent, Kingsbrook Opportunities Master Fund LP, and the other buyers party thereto entered into a subordination agreement (the “Subordination Agreement”). Pursuant to the terms of the Subordination Agreement and the Credit Agreement, Amerigon is not be permitted to make, and the holders of the Preferred Shares are not be permitted to accept, cash payments on account of the Preferred Shares unless both before and after such payment no “Default” or “Event of Default” exists under the Credit Agreement and Amerigon is in compliance with the Fixed Charge Coverage Ratio (as defined in the Credit Agreement).

The Subordination Agreement additionally limits, among other things, the ability of the investors in the Preferred Shares to participate in commencement of insolvency proceedings against Amerigon or to bring suit or commence other legal action against Amerigon should Amerigon breach its cash payment obligations. Under the terms of the Subordination Agreement, the investors in the Preferred Shares are additionally prohibited from amending various terms of the Preferred Shares even with Amerigon’s consent, including without limitation modifications to increase the cash dividend rate, shorten the maturity or otherwise materially adversely affect the rights of the Agent or the lenders under the Credit Agreement.

A copy of the Subordination Agreement is attached hereto as Exhibit 10.7 to this Current Report on Form 8-K, and the above description of the material terms of the Subordination Agreement is qualified in its entirety by reference to such exhibit, which is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth in Item 1.01 under the heading “Credit Facility,” “Security Agreement,” “Guaranty Agreement,” “Subordination Agreement” and in Item 5.03 of this Current Report on Form 8-K is incorporated in this Item 2.03 by reference.

Item 3.03	Material Modification to Rights of Security Holders.

On March 30, 2011, Amerigon amended its shareholders rights agreement to provide that the acquisition of beneficial ownership in excess of 15% of its Common Stock pursuant to the transactions contemplated by the Securities Purchase Agreement, the Warrants, and the Certificate of Designations would not create a triggering event as defined in the Shareholders Rights Agreement, dated as of January 26, 2009, between Amerigon and Computershare Trust Company, N.A. A copy of the first amendment to Rights Agreement is attached hereto as Exhibit 4.2 to this Current Report on Form 8-K, which is incorporated herein by reference.

The information set forth under Item 5.03 below is incorporated in this Item 3.03 by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 30, 2011, Amerigon amended Section 5 of the Amerigon Incorporated 2006 Equity Incentive Plan (the “Plan”) to reduce the maximum number of shares of Common Stock that may be issued pursuant to awards granted under the Plan after March 30, 2011 to 159,751 shares of Common Stock plus the amount of any forfeited shares that become available for reissuance under the Plan after March 30, 2011, whether or not such forfeited shares were issued before, on or after March 30, 2011. As a result of this amendment, the total number of shares issuable under the plan was reduced from 3,600,000 to 2,200,000. The amendment effectively increased the number of shares of common stock available for issuance by Amerigon, such as in connection with the offer described in Item 1.01. The full text of the amendment is attached hereto as Exhibit 10.8 to this Current Report on Form 8-K, and the above description of the terms of the amendment to the Plan is qualified in its entirety by reference to such exhibit, which is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the Offering of the Securities, as described in Item 1.01 above, the Company approved the Certificate of Designations to designate up to 7,000 shares of Series C 8% Convertible Preferred Stock, without par value.

The following description is a summary of the material provisions of the Preferred Shares and the Certificate of Designations. It does not purport to be complete. This summary is subject to and is qualified in its entirety by reference to all the provisions of the Certificate of Designations, including the definitions of terms used therein. Wherever particular provisions or defined terms of the Certificate of Designations or form of Preferred Shares are referred to, these provisions or defined terms are incorporated in this Current Report on Form 8-K by reference. We urge you to read the Certificate of Designations because it, and not this description, defines the rights of Holders of Preferred Shares.

Under our Articles of Incorporation, our board of directors is authorized, without further stockholder action, to issue up to 5,000,000 shares of preferred stock, no par value, in one or more series, with such voting powers or without voting powers, and with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions, as shall be set forth in the resolutions providing therefor; however, of those shares of preferred stock, 9,000 shares were designated as Series A Preferred Stock, were issued and have been redeemed and, pursuant to the terms of our Articles of Incorporation, are no longer available for issuance. Prior to the issuance of the Preferred Shares described in this Current Report on Form 8-K, we did not have outstanding any shares preferred stock.

Stated Value. Each Preferred Share will be issued with an initial Stated Value of $10,000 per share.

Maturity Date. The maturity date of the Preferred Shares will be September 1, 2013, unless extended at the option of applicable Holder of the Preferred Shares. For a description of the extension of the maturity date, see “—Mandatory Redemption at Maturity” below.

Dividends. Holders of the Preferred Shares are entitled to receive dividends, from funds legally available therefor, payable in cash or Common Stock, as described below, on the outstanding Stated Value of the Preferred Shares, which dividends shall be calculated without giving effect to any reduction for the payment of any Installment Amount (defined below) payable on such date, at the per share rate of eight percent (8%) per annum, which shall be cumulative. Dividends on the Preferred Shares will commence accruing on the date of their issuance and will be computed on the basis of a 365-day year and actual days elapsed. Dividends will be payable in arrears on each dividend date. A “dividend date” is defined in the Certificate of Designations as the first day of the applicable quarter with the first dividend date being September 1, 2011, and the last dividend date being the Maturity Date.

Dividends will be payable on each dividend date to the record holders of the Preferred Shares on the applicable dividend date, in shares of common stock (the “Dividend Shares”) so long as the Equity Conditions described in the next paragraph have been satisfied and the provisions described below under “—Limitation on Beneficial Ownership” are not violated; provided however, that we may, at our option and to the extent permitted under the Credit Agreement following notice to each Holder, pay dividends on any dividend date in cash (“Cash Dividends”), or in a combination of Cash Dividends and Dividend Shares so long as the Equity Conditions have been met and to the extent permitted under the Credit Agreement. We will deliver a written notice to each holder of the Preferred Shares on the twenty-third (23rd) trading day before the dividend date, which notice either (A) confirms that dividends to be paid on such dividend date shall be paid entirely in Dividend Shares or (B) elects to pay dividends as Cash Dividends or a combination of Cash Dividends and Dividend Shares and specifies the amount of dividends that shall be paid as Cash Dividends and the amount of dividends, if any, that shall be paid in Dividend Shares. If any dividends will be paid as Dividend Shares, the notice will also certify that the Equity Conditions have been met as of such time and that Dividends are permitted to be paid in cash under the Credit Agreement. If any portion of dividends for a particular dividend date shall be paid in Dividend Shares, then contemporaneously with the delivery of our notice of our election to pay all or a portion of the dividends in Dividend Shares, we will deliver to the Holder a number of shares of Common Stock equal to (x) the amount of dividends payable in Dividend Shares on the applicable dividend date divided by (y) lower of (i) the then-applicable Conversion Price and (ii) the arithmetic average of the fifteen (15) lowest daily volume weighted average prices (“VWAPs”) of our Common Stock during the twenty (20) consecutive trading days ending two (2) trading days before the date we were required to give notice of our election (the “Pre-Dividend Shares”). Then, on the related dividend date, we will deliver a notice setting forth the calculation of the Dividend Balance Shares (as defined below) and pay to the Holder a number of shares of Common Stock equal to any Dividend Balance Shares (if such number is greater than zero) or, if permitted under the Credit Agreement, we may deliver an irrevocable notice to all Holders not less than 12 trading days prior to the related dividend date that we elect to pay, on the dividend date, a cash amount equal to each Holder’s Dividend Balance Shares otherwise deliverable to such Holder multiplied by the lower of (i) the then-applicable Conversion Price and (ii) the arithmetic average of the fifteen (15) lowest daily VWAPs of our Common Stock during the twenty (20) consecutive trading days ending two (2) trading days before the date we were required to give notice of our election. “Dividend Balance Shares” means a number of shares of Common Stock (which may be positive or negative, but only positive Dividend Balance Shares shall be delivered, as noted above) equal to (i) the number of shares of Common Stock equal to the applicable cash amount of dividends elected or deemed elected to be paid in Dividend Shares on such dividend date divided by the arithmetic average of the fifteen (15) lowest VWAPs of our Common Stock during the twenty (20) consecutive trading day period ending on the second (2nd) trading day prior to the dividend date (without taking into account the delivery of any Pre-Dividend Shares), rounded up to the nearest whole share of Common Stock (the “Post-Dividend Shares”) minus (ii) the amount of any Pre-Dividend Shares delivered with respect to such date. If the Equity Conditions are not satisfied as of the Dividend Notice Date and such payment is permitted under the Credit Agreement, the dividend notice shall indicate that Dividends shall be paid in cash to the extent such payment is permitted under the Credit Agreement except that, if the delivery of Dividend Shares would not violate the provisions described under “—Limitation on Beneficial Ownership,” the dividend notice shall also indicate that the Holder may waive the Equity Conditions but that unless such conditions are waived, the Dividends shall be paid in cash to the extent such payment is permitted under the Credit Agreement; provided, that to the extent that such dividend notice indicates that payment of Dividends in cash is not permitted under the Credit Agreement and the Holder does not waive the Equity Conditions or the delivery of the Dividend Shares would not violate the provisions described under “—Limitations on Beneficial Ownership,” then such Dividends shall begin to accrue additional dividends thereon until such dividends are paid.

The term “Equity Conditions” includes such conditions as (A) all shares of Common Stock issuable upon conversion of the Preferred Shares, or issued as Dividend Shares (but only with respect to any Dividend Shares to be issued in connection with the event requiring determination, if any, and not any other event, such as any possible future Dividend Shares) shall be eligible for sale without restriction or limitation and without the need for registration under any applicable federal or state securities laws; (B) the Common Stock is designated for quotation on the NASDAQ Global Select Market or on one of several named alternative exchanges and shall not have been suspended from trading from all such exchanges or markets nor shall proceedings for such delisting or suspension from any applicable exchanges or markets have been commenced, threatened or pending, either in writing by such exchange or market or by our falling below the minimum listing maintenance requirements of such exchange or market; (C) timely delivery of Common Stock upon conversion of the Preferred Shares to the Holders on a timely basis following the receipt by us of a conversion notice; and (D) other conditions. See the Certificate of Designations for a complete definition of “Equity Conditions.”

Installment Conversion or Redemption by the Company. Commencing on September 1, 2011 and on the first (1st) business day of each applicable quarter thereafter through the maturity date (each an “Installment Date”), provided that all Equity Conditions have been satisfied as of the applicable notice or payment dates, we will convert from the Holders of the Preferred Shares, pro rata among the Holders based on their initial holdings, an amount equal to the aggregate Stated Value of 778 Preferred Shares (as such amount may be reduced for any Holder or its transferees by conversion, redemption or otherwise, the “Installment Amount”) due on that date by converting the Installment Amount into shares of our Common Stock (a “Company Conversion”); provided, however, that we may instead, at our option following notice to the Holders, pay the Installment Amount by redeeming such Installment Amount for cash (a “Company Redemption”), to the extent that such Company Redemption is permitted under the Credit Agreement, or by any combination of a Company Conversion and a Company Redemption so long as we convert and/or redeem all of the outstanding applicable Installment Amount on the applicable Installment Date.

On or prior to the twenty-third (23rd) trading day prior to each Installment Date, we will deliver written notice (each, a “Company Installment Notice” and the date all of the Holders receive such notice is referred to as the “Company Installment Notice Date”), to each Holder of Preferred Shares either (A) confirming that the applicable Installment Amount of the Preferred Shares will be converted in whole pursuant to a Company Conversion (such amount to be converted, including any accrued Additional Amount related to the applicable Preferred Shares, the “Company Conversion Amount”) or (B) stating that we will redeem for cash, in whole or in part, the applicable Installment Amount pursuant to a Company Redemption (such amount to be redeemed, including any accrued Additional Amount related to the applicable Preferred Shares, the “Company Redemption Amount”) and the portion, if any, that we elect to convert pursuant to a Company Conversion (such amount, including any accrued Dividends, also, a “Company Conversion Amount”) which amounts when added together, must equal the applicable Installment Amount. If any portion of the Installment Amount is to be converted pursuant to a Company Conversion, our notice will certify that the Equity Conditions have been satisfied as of the date of the Company Installment Notice and if the Installment Amount is to be paid, in whole or in part, pursuant to a Company Redemption, certify that the Company Redemption is permitted under the Credit Agreement. Each Company Installment Notice will be irrevocable. If we do not timely deliver a Company Installment Notice, then we will be deemed to have delivered an irrevocable Company Installment Notice confirming a Company Conversion and will be deemed to have certified that the Equity Conditions in connection with any such conversion have been satisfied. Except as expressly set forth above, we will convert and/or redeem the applicable Installment Amount of the Preferred Shares pro rata among the Holders.

In the calculations described below relating to a Company Conversion or a Company Redemption, the “Market Price” means the arithmetic average of the fifteen (15) lowest daily volume weighted average prices (or VWAPs) during the twenty (20) consecutive trading days ending two (2) trading days immediately prior to the date of determination.

Any Company Conversion Amount will be converted in a manner similar to that set forth above for purposes of computing the number of shares of common stock issuable in respect of Dividend Shares. Any Company Redemption will be paid in cash to the applicable Holder on the applicable Installment Date. See the Certificate of Designations for a complete description of the terms and conditions concerning Company Conversions and Company Redemptions.

Optional Conversion by the Holders. Subject to the provisions described under “—Limitations or Beneficial Ownership,” at any time following the issuance of the Preferred Shares, each holder of the Preferred Shares shall be entitled upon the release of funds from the Escrow Account established pursuant to the Offering (the “Release Date”) to convert any whole number of Preferred Shares, plus accrued but unpaid dividends per Preferred Share then remaining, into fully paid and nonassessable shares of Common Stock. The number of shares of Common Stock issuable upon conversion of each Preferred Share shall be determined according to the following formula (the “Conversion Rate”):

Conversion Amount

Conversion Price

The “Conversion Amount” means the sum of the Stated Value and the Additional Amount. The “Additional Amount” means, on a per Preferred Share basis, the product of (x) the Stated Value and (y) the result of the following formula: (Dividend Rate) (N/365), where N is the number of days from and excluding the last dividend date on which dividends have been paid in full by us, or the initial issuance date if no dividends have yet been paid. No fractional shares of Common Stock are to be issued upon the conversion of any Preferred Share, but rather the number of shares of Common Stock to be issued will be rounded up to the nearest whole number.

On or before the third (3rd) trading day following our receipt of the conversion notice, we or our transfer agent will credit the aggregate number of shares of Common Stock to which the Holder shall be entitled to the Holder’s or its designee’s balance account with DTC through its Deposit Withdrawal Agent Commission system, or (if our transfer agent is not participating in the DTC Fast Automated Securities Transfer Program) issue and deliver to an address the Holder specifies in the conversion notice, a certificate, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled and, pay to the Holder in cash the amount of any dividends per applicable Preferred Share that, but for such event, would have accrued with respect to such Preferred Share if the Preferred Share had remained outstanding for the period from such event through the maturity date (the “Make-Whole Additional Amount”); provided, however, that we shall be entitled in certain circumstances as set forth in the Certificate of Designations to pay the Make-Whole Additional Amount in shares of Common Stock or a combination of shares of Common Stock and cash or, if the Principal Market Stockholders Approval and the Authorized Share Stockholder Approval have not been obtained and if a cash payment is not permitted under the Credit Agreement, the Certificate of Designations provides that we may delay such payment until such conditions are met, but in such event it shall be a Triggering Event (discussed below) if we fail make a payment of that portion of a Make-Whole Dividend Payment if such amount would have become due as a Dividend if the Holder had not delivered a related Conversion Notice.

None of the above limits the right that Holders of the Preferred Shares have to require us to repurchase the Preferred Shares. See “—Redemption Option by the Holders Upon a Triggering Event” below.

Required Redemption; No Acquisition Warrants. If the Release Date does not occur on or prior to July 1, 2011, or such later date as the Holders may agree, as soon as practicable following such date, but in no event later than two (2) Trading Days thereafter, we will (1) redeem in cash all of the Preferred Shares by paying in cash to each Holder an amount per outstanding Preferred Share of such Holder equal to the sum of (x) 102.5% of the Stated Value of such Preferred Shares plus (y) all accumulated and unpaid Dividends on all such Preferred Shares, and (2) issue to each Holder, in accordance with the terms of the Securities Purchase Agreement described in the “Plan of Distribution,” the Warrants representing the right to acquire, in the aggregate, 1,125,000 shares of Common Stock.

Mandatory Redemption at Maturity. If any Preferred Shares remain outstanding on the maturity date, we will be required to redeem those Preferred Shares in cash in an amount equal to the outstanding Conversion Amount for each such share.

No Mandatory Redemption at Company’s Option. Except as explicitly permitted by the Certificate of Designations, we do not have the right to require any Holder to permit the Company to redeem any of such Holder’s outstanding Preferred Shares or any unpaid dividends thereon.

Reservation of Shares Issuable Upon Conversion. Prior to receipt of the Authorized Share Stockholder Approval (as defined in the Securities Purchase Agreement), we will be required to reserve out of our authorized and unissued Common Stock a number of shares of Common Stock for each of the Preferred Shares equal to 100% of the number of shares of Common Stock necessary to effect the conversion at the Conversion Rate with respect to the Conversion Amount of each such Preferred Share as of the Initial Issuance Date. From and after receipt of the Authorized Share Stockholder Approval, if received, we will reserve out of our authorized and unissued Common Stock 130% of the number of shares of Common Stock as shall from time to time be necessary to effect the conversion of all of the Preferred Shares then outstanding at the then applicable Conversion Rate with respect to the then applicable Conversion Amount. We will, so long as any of the Preferred Shares are outstanding, take all action necessary to reserve and keep available out of our authorized and unissued Common Stock, solely for the purpose of effecting the conversions of the Preferred Shares, such number of shares of Common Stock as shall from time to time be necessary to effect the conversion of all of the Preferred Shares then outstanding; provided, that at no time shall the number of shares of Common Stock so reserved be less than the number of shares required to be reserved pursuant hereto (without regard to any limitations on conversions) (the “Required Reserve Amount”); provided, further, that any Dividend Shares issued by us shall not be issued from any

Common Stock so reserved. The initial number of shares of Common Stock reserved for conversions of the Preferred Shares and each increase in the number of shares so reserved shall be allocated pro rata among the Holders based on the number of Preferred Shares held by each Holder at the time of issuance of the Preferred Shares or increase in the number of reserved shares, as the case may be. In the event a Holder shall sell or otherwise transfer any of such Holder’s Preferred Shares, each transferee shall be allocated a pro rata portion of the number of reserved shares of common stock reserved for such transferor. Any shares of Common Stock reserved and allocated to any person which ceases to hold any Preferred Shares (other than pursuant to a transfer of Preferred Shares in accordance with the immediately preceding sentence) shall be allocated to the remaining Holders of Preferred Shares pro rata based on the number of Preferred Shares then held by such Holders.

If at any time while any of the Preferred Shares remain outstanding, we do not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy our obligation to reserve for issuance upon conversion of the Preferred Shares then outstanding at least a number of shares of Common Stock equal to the Required Reserve Amount (an “Authorized Share Failure”), then we will immediately take all action necessary to increase our authorized shares of Common Stock to an amount sufficient to allow us to reserve the Required Reserve Amount for the Preferred Shares then outstanding. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than sixty (60) days after the occurrence of such Authorized Share Failure, we will hold a meeting of stockholders for the approval of an increase in the number of authorized shares of Common Stock. In connection with such meeting, we will provide each stockholder with a proxy statement and shall use our best efforts to solicit our stockholders’ approval of such increase in authorized shares of Common Stock and to cause our board of directors to recommend to the stockholders that they approve such proposal.

Redemption Option by the Holders upon a Triggering Event. In addition to all other rights of the Holders contained in the certificate of designations, after a Triggering Event (as described below) and continuing until such Triggering Event is cured, if curable, each Holder will have the right, at such Holder’s option, to require us to redeem all or a portion of such Holder’s Preferred Shares at a price per Preferred Share equal to the sum of (i) the greater of (A) 125% of the Conversion Amount and (B) the product of (1) the Conversion Rate in effect at such time as such Holder delivers the Notice of Redemption at Option of Holder described below and (2) the greatest closing sale price of the Common Stock during the period beginning on the date immediately preceding such Triggering Event and ending on the date the Holder delivers the Notice of Redemption at Option of Holder and (ii) the Make-Whole Additional Amount per Preferred Share being redeemed. To the extent that we are not permitted to effect such redemption upon a Triggering Event under the Credit Agreement, we will remain obligated for any and all payments in connection with such redemption and the Holders acknowledge that such payments will be subject to the rights under the Credit Agreement.

A “Triggering Event” shall be deemed to have occurred upon events such as (i) the suspension from trading or failure of the common stock to be listed on The NASDAQ Global Select Market or other eligible market for a period of five (5) consecutive trading days or for more than an aggregate of ten (10) trading days in any 365-day period; (ii) (A) a Conversion Failure occurs or (B) our notice, written or oral, to any Holder of our intention not to comply, as required, with a request for conversion of any Preferred Shares into shares of Common Stock that is tendered; or (iii) our failure to pay to the Holder amounts owed under certain circumstances and after certain notification requirements. See the Certificate of Designations for a complete definition of “Triggering Events.”

Holders have a right to require us to redeem all or a portion of such Holder’s Preferred Shares upon a Triggering Event, subject to the terms and conditions in the Certificate of Designations. If we are unable to redeem all of the Preferred Shares submitted for redemption, we will (i) redeem a pro rata amount from each Holder based on the number of Preferred Shares submitted for redemption by such Holder relative to the total number of Preferred Shares submitted for redemption by all Holders and (ii) in addition to any remedy such Holder may have under the Certificate of Designations, pay to each Holder interest at the rate of one percent (1.0%) per month of the Stated Value (prorated for partial months) in respect of each unredeemed Preferred Share until paid in full. In the event a holder redeems less than all of its remaining Preferred Stock, the Stated Value redeemed shall be deducted from the Installment Amounts applying such reduction to the Installment Dates in reverse order first to the last Installment Date on which Installment Amounts are then scheduled to be paid to such Holder, unless such Holder shall otherwise specify in the Notice of Redemption at Option of Holder or other applicable notice. We and the Holders agree that in the event of our redemption of any Preferred Shares pursuant to a Triggering Event, the Holders’

damages would be uncertain and difficult to estimate because of the parties’ inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for the Holders. Accordingly, any redemption premium due pursuant hereto is intended by the parties to be, and shall be deemed, a reasonable estimate of the Holders’ actual loss of its investment opportunity and not as a penalty.

Redemption Right by the Holders Upon a Change in Control. No sooner than fifteen (15) days nor later than ten (10) days prior to the consummation of a “fundamental transaction” (see Exhibit 4.1 to this Current on Report Form 8-K) other than a reorganization, recapitalization or reclassification of the Common Stock (a “Change of Control”), but not prior to the public announcement of such Change of Control, we will deliver written notice to the Holders setting forth a description of the transaction in reasonable detail and the anticipated change of control redemption date if then known. Holders may, subject to and in accordance with the terms of the Certificate of Designations, require us to redeem (a “Change of Control Redemption”) in cash all or any portion of such Holder’s Preferred Shares by delivering written notice thereof (“Change of Control Redemption Notice”) to us, which Change of Control Redemption Notice shall indicate the Conversion Amount the Holder is electing to redeem. Any Preferred Shares subject to redemption pursuant to this redemption upon a Change of Control shall be redeemed by the Corporation in cash at a price (the “Change of Control Redemption Price”) equal to the sum of (I) the greater of (i) 125% of the Conversion Amount being redeemed and (ii) the product of (A) the Conversion Amount being redeemed and (B) the quotient determined by dividing (1) the greatest closing sale price of the Common Stock during the period commencing as of the trading day immediately prior to the public announcement of such proposed Change of Control and ending as of the trading day immediately prior to the consummation of such Change of Control by (2) the Conversion Price and (II) the applicable Make-Whole Additional Amount for the Preferred Shares being redeemed. We will make payment of the Change of Control Redemption Price concurrently with the consummation of such Change of Control if such a Change of Control Redemption Notice is received prior to the consummation of such Change of Control and within five (5) Trading Days after our receipt of such notice otherwise (the “Change of Control Redemption Date”). To the extent redemptions are deemed or determined by a court of competent jurisdiction to be prepayments of the Preferred Shares by us, such redemptions shall be deemed to be voluntary prepayments. Until the Change of Control Redemption Price (together with any interest thereon) is paid in full, the Preferred Shares may be converted, in whole or in part, by any Holder for shares of Common Stock, or in the event the Conversion Date is after the consummation of the Change of Control, shares or equity interests of the successor entity substantially equivalent to our Common Stock.

Limitation on Beneficial Ownership. We will not effect any conversion of, or make any dividend, distribution or other issuance or grant in respect of, Preferred Shares, and no Holder shall have the right to convert any Preferred Shares, to the extent that after giving effect to such conversion, the beneficial owner of such shares (together with its affiliates) would have acquired, through conversion of Preferred Shares or otherwise, beneficial ownership of a number of shares of Common Stock that exceeds 4.99% (or 9.99% if otherwise notified by the Holder on such Holder’s signature block in the Securities Purchase Agreement (the “Maximum Percentage”) of the number of shares of Common Stock outstanding immediately after giving effect to such conversion. For purposes of the foregoing, the number of shares of Common Stock beneficially owned by a Holder and its affiliates shall include the number of shares of Common Stock issuable upon conversion of the Preferred Shares with respect to which the determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (A) conversion of the remaining, nonconverted Preferred Shares beneficially owned by the Holder or any of its affiliates and (B) exercise or conversion of the unexercised or unconverted portion of any other of our securities (including, without limitation, any notes or warrants) subject to a limitation on conversion or exercise analogous to the limitation contained in the Certificate of Designations. Except as set forth in the preceding sentence, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended. By written notice to us, the Holder may from time to time increase or decrease the Maximum Percentage to any other percentage not in excess of 9.99%; provided that (i) any such increase will not be effective until the sixty-first (61st) day after such notice is delivered to us, and (ii) any such increase or decrease will apply only to the Holder providing such written notice and not to any other Holder.

We will not be obligated to issue any shares of Common Stock as Dividend Shares or upon conversion of Preferred Shares, and the Holders of Preferred Shares shall not have the right to receive upon payment of Dividends or conversion of Preferred Shares any shares of Common Stock, if the issuance of such shares of Common Stock would exceed the aggregate number of shares of Common Stock which we may issue upon conversion or exercise, as applicable, of Preferred Shares without breaching our obligations under the rules or regulations of the NASDAQ

Global Select Market, which aggregate number equals 19.99% of the number of shares outstanding on the Closing Date (the “Exchange Cap”), except that such limitation shall not apply in the event that we (A) obtain the approval of stockholders as required by the applicable rules of the NASDAQ Global Select Market for issuances of Common Stock in excess of such amount or (B) obtain a written opinion from outside counsel to the Company that such approval is not required, which opinion shall be reasonably satisfactory to the Holders of 90% of the Stated Value of the Preferred Stock then outstanding. Until such approval or written opinion is obtained, no Holder of Preferred Shares shall be issued in the aggregate, upon conversion, payment or exercise, as applicable, of Preferred Shares, shares of Common Stock in an amount greater than the product of the Exchange Cap multiplied by a fraction, the numerator of which is the number of Preferred Shares issued to such Holder pursuant to the Securities Purchase Agreement on the Closing Date (as defined in the purchase agreement) and the denominator of which is the aggregate number of all Preferred Shares issued to the Holders pursuant to the purchase agreement on the Closing Date (with respect to each such Holder, the “Exchange Cap Allocation”). In the event that any Holder shall sell or otherwise transfer any of such Holder’s Preferred Shares, the transferee shall be allocated a pro rata portion of such Holder’s Exchange Cap Allocation, and the restrictions of the prior sentence shall apply to such transferee with respect to the portion of the Exchange Cap Allocation allocated to such transferee.

Equal Treatment of Holders. No consideration shall be offered or paid to any of the Holders to amend or waive or modify any provision of the Preferred Shares, or the Warrants, unless the same consideration is also offered to all of the Holders. This is a separate right granted to each of the Holders by us and shall not in any way be construed as the Holders acting in concert or as a group with respect to the purchase, disposition or voting of securities or otherwise.

Liquidation Preference. In the event of either a voluntary or involuntary liquidation, dissolution or winding up of us or our subsidiaries, the assets of which constitute all or substantially all of the assets of our business and that of our subsidiaries taken as a whole, in a single transaction or series of transactions (a “liquidation event”), the Holders shall be entitled to receive in cash out of our assets, whether from capital or from earnings available for distribution to its stockholders (the “liquidation funds”), before any amount shall be paid to the holders of any of our capital stock of any class junior in rank to the Preferred Shares in respect of the preferences as to distributions and payments on our liquidation, dissolution and winding up, an amount per Preferred Share equal to the greater of (i) the sum of the Conversion Amount plus the Make-Whole Additional Amount, and (ii) the amount the Holder of such Preferred Share would have received in such Liquidation Event had such Holder converted such Preferred Share into Common Stock pursuant to this Section E immediately prior to such Liquidation Event; provided that, if the liquidation funds are insufficient to pay the full amount due to the Holders and holders of shares of other classes or series of our preferred stock that are of equal rank with the Preferred Shares as to payments of liquidation funds (the “pari passu shares”), if any, then each Holder and each holder of any such pari passu shares shall receive a percentage of the liquidation funds equal to the full amount of liquidation funds payable to such holder as a liquidation preference, in accordance with their respective certificate of designations, preferences and rights, as a percentage of the full amount of liquidation funds payable to all holders of Preferred Shares and pari passu shares. After the foregoing distributions, the Holders shall be entitled, on a pari passu basis with the holders of Common Stock and treating for the purpose thereof all of the Preferred Shares as having been converted into Common Stock, to participate in the distribution of any of our remaining assets to the holders of the outstanding Common Stock.

Ranking. All shares of Common Stock shall be of junior rank to all Preferred Shares with respect to the preferences as to dividends, distributions and payments upon our liquidation, dissolution and winding up. The rights of the shares of Common Stock shall be subject to the preferences and relative rights of the Preferred Shares. Without the prior express written consent of the Holders of 66% of the Stated Value of the Preferred Stock then outstanding, we will not hereafter authorize or issue additional or other Capital Stock that is of senior or pari-passu rank to the Preferred Shares in respect of the preferences as to distributions and payments upon a Liquidation Event. We will be permitted to issue preferred stock that is junior in rank to the Preferred Shares in respect of the preferences as to dividends and other distributions, amortization and redemption payments and payments upon our liquidation, dissolution and winding up, provided, that the maturity date (or any other date requiring redemption, repayment or any other payment, including, without limitation, dividends in respect of any such preferred shares) of any such junior preferred shares is not on or before 91 days after the Maturity Date. In the event of our merger or consolidation with or into another corporation, the Preferred Shares shall maintain their relative powers, designations and preferences provided for herein (except that the Preferred Shares may not be pari passu with, or junior to, any Capital Stock of the successor entity).

Item 9.01	Financial Statements and Exhibits

Exhibit Number	Description

4.1*	Form of Warrant

4.2*	Amendment to Rights Agreement, dated as of March 30, 2011, by and between Amerigon Incorporated and Computershare Trust Company, N.A.

4.3*	Certified Resolution of the Board of Directors of Amerigon Incorporated Establishing and Designating the Relative Rights and Preferences of Series C 8% Convertible Preferred Stock

10.1*	Placement Agency Agreement, dated as of March 30, 2011, by and between Amerigon Incorporated and Roth Capital Partners, LLC.

10.2*	Securities Purchase Agreement dated as of March 30, 2011 by and among Amerigon Incorporated and certain institutional investors

10.3*	Form of Lock-up Agreement

10.4*	Credit Agreement, dated as of March 30, 2011, by and among Amerigon, Amerigon Europe GmbH, the financial institutions which are now or which hereafter become a party thereto and Bank of America, N.A., as Swing Line Lender and L/C Issuer, and as administrative agent for the lenders.

10.5*	Pledge and Security Agreement, dated as of March 30, 2011, by and among Amerigon, BSST LLC, ZT Plus, LLC, Amerigon Europe GmbH and Bank of America, N.A.

10.6*	Parent Guaranty, dated as of March 30, 2011, by Amerigon and Amerigon Europe GmbH executed in favor of Banc of America Securities Limited, in its capacity as administrative agent.

10.7*	Subordination Agreement by and among Amerigon, Bank of America, N.A., Kingsbrook Opportunities Master Fund LP, and other buyers parties thereto.

10.8*	Fourth Amendment to the Amerigon Incorporated 2006 Equity Incentive Plan

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERIGON INCORPORATED

Date: March 31, 2011	By:	/s/ BARRY G. STEELE
Barry G. Steele,
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

4.1*	Form of Warrant

4.2*	Amendment to Rights Agreement, dated as of March 30, 2011, by and between Amerigon Incorporated and Computershare Trust Company, N.A.

4.3*	Certified Resolution of the Board of Directors of Amerigon Incorporated Establishing and Designating the Relative Rights and Preferences of Series C 8% Convertible Preferred Stock

10.1*	Placement Agency Agreement, dated as of March 30, 2011, by and between Amerigon Incorporated and Roth Capital Partners, LLC.

10.2*	Securities Purchase Agreement dated as of March 30, 2011 by and among Amerigon Incorporated and certain institutional investors

10.3*	Form of Lock-up Agreement

10.4*	Credit Agreement, dated as of March 30, 2011, by and among Amerigon, Amerigon Europe GmbH, the financial institutions which are now or which hereafter become a party thereto and Bank of America, N.A., as Swing Line Lender and L/C Issuer, and as administrative agent for the lenders.

10.5*	Pledge and Security Agreement, dated as of March 30, 2011, by and among Amerigon, BSST LLC, ZT Plus, LLC, Amerigon Europe GmbH and Bank of America, N.A.

10.6*	Parent Guaranty, dated as of March 30, 2011, by Amerigon and Amerigon Europe GmbH executed in favor of Banc of America Securities Limited, in its capacity as administrative agent.

10.7*	Subordination Agreement by and among Amerigon, Bank of America, N.A., Kingsbrook Opportunities Master Fund LP, and other buyers parties thereto.

10.8*	Fourth Amendment to the Amerigon Incorporated 2006 Equity Incentive Plan

*	Filed herewith